SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: September 16, 2003
(Date of Earliest Event Reported)

SureBeam Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31807	33-0921003
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9276 Scranton Rd., Suite 600
San Diego, CA 92121-1750
(Address of principal executive offices)

(858) 795-6300
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

     On September 16, 2003, Terrance J. Bruggeman was appointed President, Chief Executive Officer and Director of the Company. On September 16, 2003, we issued a press release in connection with the matters described in this paragraph. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

No.	Description

99.1	Press Release dated September 16, 2003 announcing the appointment of Terrance J. Bruggeman as President, Chief Executive Officer and Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SureBeam Corporation

By:	/s/ David A. Rane

David A. Rane
Executive Vice President and Chief Financial Officer

Date: September 16, 2003